Exhibit 99.1

NEWS
RELEASE
	Contact:	Scott A. McCurdy
Vice President and CFO
Geokinetics Inc.
(281) 848-6823
(281) 398-9996 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS ANNOUNCES RECORD BACKLOG FUELING
INCREASES IN EQUIPMENT CAPACITY AND CREW COUNT

HOUSTON, TEXAS, December 14, 2006 - Geokinetics Inc. (OTCBB: GKNT)  Geokinetics  Inc. announced today a record backlog of $324 million that supports orders to substantially increase its seismic data recording equipment capacity. This increase reflects the Company’s strategy to continue investing in state-of-the-art recording equipment to meet the growing demand for services in North America and selected international markets.

The Company has placed orders to double its I/O System IV VectorSeis station count to over 6,000 stations and to acquire 4,000 channels of Sercel 428 recording equipment to increase capacity in the Company’s Canadian division.   In addition, the U.S. Gulf Coast division will add increased capacity of 6,000 stations of I/O RSR recording equipment to meet the additional demand for the use of this type of system in the environmentally-challenging and permit restrictive areas within the region.

During the fourth quarter of 2006, the Company plans to mobilize two new seismic crews for start-up in the first quarter of 2007, bringing the total seismic crews in operation to 22  The Company plans to operate two large VectorSeis crews in Canada during the first quarter of 2007. The initial deployment of the Sercel crew is also planned on a multi-year service contract in Canada beginning the first quarter of 2007.

David Johnson, Geokinetics' President and CEO, commented on this activity: " We achieved a record backlog of $324 million in November, and this capacity increase is evidence of continued success in implementing our growth strategy and plan to address our clients’ needs in an increasing demand environment.  For the  twelve months ended September 30, 2006, on a pro forma combined basis (to reflect the acquisitions of Grant Geophysical, Inc. in September 2006 and Trace Energy Services Ltd. In December 2005), the Company’s  revenues were $313.1 million which demonstrates our increased size and scale resulting from these acquisitions.”

GEOKINETICS INC. (OTCBB: GKNT)

One Riverway, Suite 2100, Houston, Texas  77056  (713) 850-7600  (713) 850-7330 FAX

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry.  Geokinetics has strong operating presence in North America and is focused on key markets internationally. Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments. More information about Geokinetics is available at www.geokinetics.com.

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Geokinetics expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include but are not limited to statements about the acquisition announced in this press release, the related financing plans and statements with respect to future benefits.  These statements are based on certain assumptions made by Geokinetics based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Geokinetics, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  These include risks relating to financial performance and results, availability of sufficient cash flow to execute our business plan and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

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